Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

Securities and Exchange Commission

Washington, D.C. 20549

We consent to the incorporation by reference in this Registration Statement on Form S-3 of ICOP Digital, Inc. of our report dated March 11, 2005 (except as to notes 1, 7, 10 and 11 which are dated June 21, 2005) for the year ended December 31, 2004, and to all references to our Firm included in the Registration Statement and the related prospectus.

/s/ Cordovano and Honeck LLP

(formerly Cordovano and Honeck, P.C.)

Denver, Colorado

January 4, 2006